SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


                     Date of Report:  August 25, 1998



               Exact Name of
Commission     Registrant        State or other    IRS Employer
File           as specified      Jurisdiction of   Identification
Number         in its charter    Incorporation     Number
-----------    --------------    ---------------   --------------

1-12609        PG&E Corporation  California        94-3234914

1-2348         Pacific Gas and   California        94-0742640
               Electric Company




Pacific Gas and Electric Company   PG&E Corporation
77 Beale Street, P.O. Box 770000   One Market, Spear Tower, Suite 2400
San Francisco, California  94177   San Francisco, California 94105

(Address of principal executive offices)        (Zip Code)


Pacific Gas and Electric Company         PG&E Corporation
    (415) 973-7000                        (415) 267-7000

        (Registrant's telephone number, including area code)

Item 5.  Other Events

The discussion below contains forward-looking statements that involve risks and uncertainties. These statements are based on the beliefs and assumptions of management and on information currently available to management. Words such as "estimates," "expects," "anticipates," "plans," "believes," and similar expressions identify forward-looking statements involving risks and uncertainties. Actual results may differ materially from those expressed in the forward-looking statements. Some of the important factors that could affect future results and that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed below.

A.  Pacific Gas and Electric Company's 1999 Cost of Capital
    Proceeding

On May 8, 1998, Pacific Gas and Electric Company, the California utility subsidiary of PG&E Corporation, filed its 1999 Cost of Capital application with the California Public Utilities Commission (CPUC). Pacific Gas and Electric Company requested a return on common equity (ROE) of 12.1 percent for both electric and gas distribution operations (compared to the 1998 authorized ROE of 11.20 percent for both electric and gas distribution operations) and an overall return on rate base of 9.53 percent for its gas and electric distribution operations (compared to the 1998 authorized overall rate of return of 9.17 percent). Various parties have filed testimony in the cost of capital proceeding recommending lower rates of return than requested by Pacific Gas and Electric Company.

On August 10, 1998, the CPUC's Office of Ratepayer Advocates
(ORA) filed its testimony recommending a ROE of 8.64 percent for electric distribution operations and a ROE of 9.32 percent for gas distribution operations. ORA's recommended ROEs result in recommended overall returns on rate base for electric and gas distribution operations of 7.85 percent and 8.17 percent, respectively. If adopted by the CPUC, ORA's recommendation would result in decreases for 1999 electric and gas distribution revenues of $162 million and $38 million, respectively, as compared to revenues based upon ROE currently authorized by the CPUC. These estimated revenue reductions were computed assuming the CPUC adopts the 1999 rate bases for electric and gas distribution assets proposed by Pacific Gas and Electric Company in its 1999 Test Year General Rate Case (GRC) proceeding now pending at the CPUC.

ORA's ROE recommendation for electric distribution operations is due to its perception of the changing economic conditions in the past year, and its perceived reduction in business risk for electric distribution operations as compared to the formerly integrated generation, transmission, and distribution operations. ORA also believes that the CPUC's method of adjusting the cost of capital annually based on incremental changes in economic factors has lead to what ORA believes have been inflated authorized returns in recent years.

In addition, on August 10, 1998, The Utility Reform Network
(TURN) filed testimony in the cost of capital proceeding. For reasons which are similar to ORA's, TURN recommends a ROE of 9.0 percent for electric distribution operations and a ROE of 9.1 percent for gas distribution operations. TURN's recommended ROEs result in recommended overall returns on rate base for electric and gas distribution operations of 8.04 percent and 8.09 percent, respectively. If adopted by the CPUC, TURN's recommendations would decrease electric and gas revenues by $139 million and $41 million, respectively, compared to revenues based upon ROE currently authorized by the CPUC. These estimated revenue reductions were computed assuming that the rate bases proposed by Pacific Gas and Electric Company in the 1999 GRC proceeding are adopted by the CPUC. In addition to ORA and TURN's recommendations, other intervenors filed testimony recommending ROE rates more consistent with those requested by Pacific Gas and Electric Company.

To the extent the actual electric and gas rate bases adopted by the CPUC in the GRC proceeding are less than the rate bases proposed by Pacific Gas and Electric Company, the estimated 1999 revenue reductions from the lower ROEs recommended by ORA and TURN in the cost of capital proceeding would be less. Pacific Gas and Electric Company expects the CPUC to adopt a final decision in the cost of capital proceeding in February 1999, and a final decision in the GRC proceeding in March 1999.


B.   Texas Franchise Fee Litigation

As previously disclosed in PG&E Corporation and Pacific Gas and Electric Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, in connection with PG&E Corporation's acquisition of Valero Energy Corporation (Valero), now known as PG&E Gas Transmission, Texas Corporation (GTT), various PG&E Corporation entities (formerly Valero entities) are defendants in eight lawsuits pending in several Texas state courts involving claims related to, among other things, the payment of franchise fees or street use fees to Texas cities and municipalities and the conduct of the defendants.

On June 15, 1998, a jury trial began in the 92nd State District Court, Hidalgo County, Texas, in the case of the City of Edinburg
(City) v. Rio Grande Valley Gas Co., Valero Energy Corporation (now known as GTT), Valero Transmission Company (now known as PG&E Texas Pipeline Company), Valero Natural Gas Company (now known as PG&E Texas Natural Gas Company), Reata Industrial Gas Company (now known as Valero Gas Marketing Company), Valero Transmission, L.P. (now known as PG&E Texas Pipeline, L.P.), and Reata Industrial Gas, L.P. (now known as PG&E Reata Energy, L.P.), and Southern Union Gas Company and certain affiliates. At issue, among other things, in the case is the franchise agreement entered into between Rio Grande Valley Gas Co. (RGVG), the local gas distribution company, and the City of Edinburg on October 1, 1985, to permit RGVG to sell gas and construct, maintain, own, and operate gas pipelines in city streets. At the time of entering into the franchise agreement, RGVG was a wholly owned subsidiary of Valero. Valero sold RGVG to Southern Union Gas Company (Southern Union) on September 30, 1993.

On August 14, 1998, a jury returned a verdict in favor of the City and awarded damages in the approximate aggregate amount of $9.8 million, plus attorneys' fees of approximately $3.5 million. The jury found that RGVG committed fraud in connection with entering into the franchise agreement and further found that RGVG failed to comply with the franchise agreement with respect to payments due under the agreement. The jury also found that RGVG transferred the rights, privileges, and duties required to be performed by RGVG under the agreement without the express written consent of the City.

The jury refused to award punitive damages against the GTT defendants. No judgment has yet been entered by the court in this matter. If an adverse judgment is entered, GTT and its affiliates intend to appeal the adverse judgment. It is uncertain as to how the damages and attorneys' fees will be apportioned among the parties.

There have been no material developments in the other cases described in response to Item 3, Legal Proceedings, of the Annual
Report on Form 10-K under the caption Texas Franchise Fee
Litigation.

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                      PG&E CORPORATION
                             and
                      PACIFIC GAS AND ELECTRIC COMPANY


                            LESLIE H. EVERETT

                      By ________________________________
                          LESLIE H. EVERETT
                          Vice President and Corporate Secretary
                          (PG&E Corporation)
                          Vice President and Corporate Secretary
                          (Pacific Gas and Electric Company)

Dated: August 25, 1998